Exhibit 24

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints David L. Rattner the undersigned’s true and lawful attorney-in-fact to:

1.	execute for and on behalf of the undersigned, in the undersigned’s capacity as a deemed beneficial owner of stock of NRC Group Holdings Corp. (the “Company”), Forms 3, 4 and 5 in accordance with Section 16(a), or Schedules 13D or 13G in accordance with Section 13, of the Securities Exchange Act of 1934 and the rules thereunder;

2.	do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or Schedules 13D or 13G, and timely file any such form or forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3.	take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s sole discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever, necessary or desirable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 16 or Section 13 of the Securities Exchange Act of 1934.

The execution by the undersigned of this power of attorney hereby expressly revokes and terminates any powers of attorney previously granted by the undersigned with respect to Forms 3, 4 and 5, or Schedules 13D or 13G. This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, or Schedules 13D or 13G, with respect to the undersigned’s beneficial ownership of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

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IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of the 26th day of October, 2018.

JF-NRCG ANNEX FUND, LP

By:	JFL GP Investors III, LLC,
its: General Partner

	By:	/s/ C. Alexander Harman
C. Alexander Harman, Manager